EXHIBIT 10.3(1)

                          FIRST AMENDMENT AND WAIVER TO

              THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

     First Amendment and waiver, dated as of December 21, 2001, to Third Amended and Restated Revolving Credit Agreement (the "First Amendment"), by and among IONICS, INCORPORATED, a Massachusetts corporation (the "Borrower"), FLEET NATIONAL BANK and the other lending institutions listed on Schedule 1 to the Credit Agreement (as hereinafter defined) (the "Banks"), amending certain provisions of the Third Amended and Restated Revolving Credit Agreement, dated as of June 29, 2001 (as amended and in effect from time to time, the "Credit Agreement") by and among the Borrower, the Banks and FLEET NATIONAL BANK as agent for the Banks (in such capacity, the "Agent"). Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

     WHEREAS, the Borrower and the Banks have agreed to modify and waive certain terms and conditions of the Credit Agreement as specifically set forth in this First Amendment;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     ss.1. Amendments to Section 1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended as follows:

     (a) The definition of "Revolving  Credit Loan Maturity  Date"  contained in
Section 1.1 of the Credit Agreement is hereby amended by deleting the date "December 31, 2004" which appears in such definition and substituting in place thereof the words "April 30, 2002, unless extended in accordance with ss.2.11, and then such date as set forth in such extension notice."

     (b) Section 1.1 of the Credit Agreement is further amended by inserting the following definitions in the appropriate alphabetical order:

          Bottled Water Business. Those assets of the Borrower, Ionics (U.K.) Limited ("IUK") and Aqua Cool, S.A. constituting the Borrower's bottled water business in the U.S., U.K. and France and as more fully set forth in the Purchase Agreements.

          Extension Date. April 30, 2002.

          Nestle Disposition. The sale by the Borrower, IUK and Ionics France, S.A. ("IF") on the Nestle Disposition Closing Date of the Bottled Water Business to certain Affiliates of Nestle, S.A. for a cash purchase price of not less than $200,000,000 less up to $40,000,000 (the "Like Kind Exchange Amount") which Like Kind Exchange Amount will be placed with an accommodation party on the Nestle Disposition Closing Date solely in connection with a possible consummation of a purchase of "like kind" assets (as described in the Code) by the Borrower (the "Like Kind Exchange"). The $200,000,000 cash purchase price less the Like Kind Exchange Amount will be paid to the Borrower, IUK and IF on the Nestle Disposition Closing Date pursuant to the terms of the Purchase Agreements.


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          Nestle Disposition  Closing Date. The date on which all the conditions to closing set forth in the Purchase Agreements have been satisfied, the purchase price of not less than $200,000,000 less the Like Kind Exchange Amount has been received by the Borrower, IUK and IF and the Nestle Disposition has been consummated.

          Purchase Agreements. Collectively, (a) the Master Agreement, dated as of November 30, 2001, between the Borrower and the Perrier Group of America, Inc., (b) the United States Asset Purchase Agreement, dated as of November 30, 2001, between the Borrower and Great Springs Waters of America, Inc., (c) the offer letter, dated November 30, 2001, from Springbar Water Coolers Limited for the purchase of IUK's Bottled Water Business, and (d) the Share Purchase Agreement, dated November 30, 2001, between Societe Francaise des Eaux Regionales and IF for the purchase of all of the capital stock of Aqua Cool, S.A.

     ss.2. Amendments to Section 2 of the Credit Agreement. Section 2 of the Credit Agreement is hereby amended by inserting immediately after the text in ss.2.10 the following new ss.2.11:


          2.11. Extension of Revolving Credit Loan Maturity Date. The Total Commitment shall terminate and all Revolving Credit Loans shall become finally due and payable on the Revolving Credit Loan Maturity Date, provided, however, that such Total Commitment and Revolving Credit Loan Maturity Date may be extended for such time as the Borrower may request in writing (but in no event later than December 31, 2004), as provided in this ss.2.11 and at each Bank's sole discretion, upon the written request of the Borrower. A written request, if any, for the extension of the then current Revolving Credit Loan Maturity Date along with updated projections for the term of the requested extension shall be given by the Borrower to the Agent and the Banks not less than twenty (20) days prior to the Extension Date and shall provide the Banks with a request for a specific extension time. Except as expressly provided in this ss.2.11, no extension of the then current Revolving Credit Loan Maturity Date pursuant to this ss.2.11 shall be effective unless all of the Banks shall have approved such extension by written notice to the Agent. If on or prior to ten (10) days prior to the Extension Date, all of the Banks consent to such extension by written notice to the Agent, the Revolving Credit Loan Maturity Date automatically shall be extended to that date which has been requested by the Borrower in its written request to the Banks.

         ss.3. Amendments to Section 3 of the Credit Agreement. Section 3 of the Credit Agreement is hereby amended by deleting the text of ss.3.2.2 in its entirety and restating it as follows:

          3.2.2. Proceeds. Concurrently with the receipt by the Borrower or any of its Subsidiaries of (a) Net Cash Sale Proceeds from Asset Sales (other than (i) the sale of inventory or the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices and (ii) the Net Cash Sale Proceeds from the Nestle Disposition) or (b) Net Cash Proceeds from any Equity Issuances, the Borrower shall pay to the Agent for the respective accounts of the Banks an amount equal to (i) one hundred percent (100%) of such Net Cash Sale Proceeds from any Asset Sale by the Borrower or any of its domestic Subsidiaries in excess of $500,000 in the aggregate in any fiscal year and from any Asset Sale by any foreign


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

     Subsidiary of the Borrower in excess of $5,000,000 in the aggregate in any fiscal year, and (ii) seventy-five percent (75%) of such Net Cash Proceeds, in each case, to be applied against the outstanding amount of the Revolving Credit Loans. In addition, no later than two (2) Business Days following the Nestle Disposition Closing Date, the Borrower shall pay to the Agent for the respective accounts of the Banks an amount which is necessary to reduce the sum of the outstanding Revolving Credit Loans plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations to an aggregate amount of not more than $40,000,000, such amount to be applied against the outstanding amount of the Revolving Credit Loans (and, to the extent necessary, to cash collateralize any issued and outstanding Letters of Credit).

     ss.4. Amendments to Section 8 of the Credit Agreement. Section 8 of the Credit Agreement is hereby amended by inserting the word "domestic" in ss.8.13 immediately before each reference to the word "Subsidiary" in such ss.8.13. For purposes of clarification, the word "domestic" was inadvertently omitted from ss.8.13 on the Closing Date. Therefore, upon execution of this First Amendment the foregoing amendment to such ss.8.13 shall be deemed to be effective as of the Closing Date.

     ss.5. Amendments to Section 9 of the Credit Agreement. Section 9 of the Credit Agreement is hereby amended as follows:

     (a)   Section   9.3  of  the  Credit   Agreement   is  hereby   amended  by
deletingss.9.3(c) in its entirety and restating it as follows:

               (c) Investments in (i) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof or any OECD country (including, without limitation, corporate bonds, Eurodollar issues of United States corporations and Dollar denominated issues of corporations organized under the laws of an OECD country) that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc., and not less than "A 1" if rated by Standard and Poor's Rating Group (or, for securities of issuers with a long-term credit rating, ratings for which are not less than "A-" if rated by Standard and Poor's Rating Group and not less than A3 if rated by Moody's Investors Services, Inc.; and (ii) asset-backed securities which at the time of purchase have been rated and the ratings for which are not less than "AAA" if rated by Standard and Poor's Rating Group or "Aaa" if rated by Moody's Investors Service, Inc.

     (b) Section 9.5.1(d) of the Credit Agreement is hereby amended by adding the following new text to such ss.9.5.1(d) immediately before the word "and" at the end of such ss.9.5.1(d):

          including, in the event that the Like Kind Exchange (as defined in the definition of Nestle Disposition) satisfies all of the terms and conditions set forth in the definition of "Permitted Acquisition", the Like Kind Exchange

     (c)  Section   9.5.2  of  the  Credit   Agreement  is  hereby   amended  by
deletingss.9.5.2. in its entirety and restating it as follows:

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          9.5.2.  Disposition  of Assets.  The  Borrower  will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (a) the sale of inventory and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices, (b) the disposition of the stock of or other equity interests in foreign Subsidiaries of the Borrower the aggregate fair market value of which shall not exceed $1,000,000 per single transaction or $5,000,000 in any fiscal year, (c) the disposition of assets as contemplated by Schedule 9.5.2, (d) the Nestle Disposition, provided (i) no Event of Default has occurred and is continuing or would exist as a result thereof, (ii) the gross proceeds received by the Borrower and its Subsidiaries is not less than $200,000,000 minus the Like Kind Exchange Amount; (iii) such disposition has been consummated by not later than April 30, 2002; (iv) the Borrower has demonstrated to the satisfaction of the Agent, no less than three (3) Business Days prior to the consummation of the Nestle Disposition Closing Date, based on a pro forma Compliance Certificate, compliance on an actual (to the extent any such financial covenant is tested at all times) and pro forma basis with ss.10 hereof immediately prior to giving effect to the Nestle Disposition for the fiscal quarter ended December 31, 2001 (or, to the extent any such financial covenant is tested at all times, as of the date of such Nestle Disposition without giving effect thereto); and (v) the Borrower has certified to the Agent that the Borrower and its Subsidiaries are and, after giving effect to the Nestle Disposition will be, solvent, on a consolidated and consolidating basis; and (e) the disposition of other assets of the Borrower and its Subsidiaries (including assets which are no longer necessary to the business of the Borrower or any of its Subsidiaries) the aggregate fair market value of which shall not exceed $1,000,000 in any fiscal year.

     ss.6. Amendment to Schedule I to the Credit Agreement. Schedule I to the Credit Agreement is hereby amended by deleting such Schedule I and substituting
Schedule I attached hereto therefor.

     ss.7. Limited Waiver. Upon the execution of this Amendment by all parties, the Banks hereby waive compliance with those provisions of ss.9.5.2 of the Credit Agreement solely to permit the Borrower, IUK and IF to enter into the Purchase Agreements.

     ss.8. Conditions to Effectiveness. Except as otherwise set forth in ss.ss.4 and 7, this First Amendment shall not become effective until the Agent receives
(a) a counterpart of this First Amendment, executed by the Borrower, each of the Guarantors, the Agent, and the Majority Banks, (b) receipt by the Agent of a copy of the Purchase Agreements and (c) evidence satisfactory in form and substance to the Agent of consummation of the Nestle Disposition, including but not limited to, confirmation of payment of the cash purchase price of not less than $200,000,000 to the Borrower, IUK and IF minus the Like Kind Exchange Amount.

     ss.9. Representations and Warranties. The Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in ss.7 of the Credit Agreement (except to the extent of changes resulting from transactions contemplated or permitted by this First Amendment, the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower and its Subsidiaries of this First Amendment and the performance by the Borrower and its Subsidiaries of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate or other authority of each of the Borrower and its Subsidiaries and have been duly authorized by all necessary corporate or other action on the part of the Borrower and its Subsidiaries.

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

     ss.10. Ratification, Etc. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the other Loan Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this First Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

     ss.11. No Waiver. Except as set forth in ss.7, nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Agent or the Banks consequent thereon.

     ss.12. Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

     ss.13. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).




               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]






     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as a document under seal as of the date first above written.

                              IONICS, INCORPORATED

                              By: /s/Daniel M. Kuzmak
                                  -------------------
                              Title: Chief Financial Officer


                              FLEET NATIONAL BANK


                              By: /s/Luanne T. Smith
                                  ------------------
                              Title: Senior Vice President


                              BANK OF AMERICA, N.A.


                              By: /s/Jennifer Gerdis
                                  ------------------
                              Title: Vice President


                              JPMORGAN CHASE BANK
                              f/k/a The Chase Manhattan Bank

                              By: /s/A. Neil Sweeny
                                  -----------------
                              Title: Vice President


                              MELLON BANK, N.A.

                              By: /s/Nancy E. Gale
                                  ----------------
                              Title: Vice President


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

                            RATIFICATION OF GUARANTY

     Each of the undersigned Guarantors hereby acknowledges and consents to the foregoing First Amendment as of December 21, 2001, and agrees that the Guaranty to which such Guarantor is a party remains in full force and effect, and each of the Guarantors confirms and ratifies all of its obligations thereunder.

                               AQUA DESIGN, INC.


                               By: /s/ Edward J. Cichon
                                   --------------------
                               Name: Edward J. Cichon
                               Title:   President


                               FIDELITY PUREWATER, INC.


                               By: /s/Anthony Di Paola
                                   -------------------
                               Name: Anthony Di Paola
                               Title:   Treasurer


                               FIDELITY WATER SYSTEMS, INC.


                               By: /s/Anthony Di Paola
                                   -------------------
                               Name: Anthony Di Paola
                               Title:   Treasurer


                               IONICS KOREA, INC.


                               By: /s/Arthur L. Goldstein
                                   ----------------------
                               Name: Arthur L. Goldstein
                               Title:   President


                               IONICS LIFE SCIENCES, INC.


                               By: /s/Theodore G. Papastavros
                                   --------------------------
                               Name: Theodore G. Papastavros
                               Title:   Treasurer


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

                               IONICS ULTRAPURE WATER CORPORATION



                               By: /s/Stephen Korn
                                   ---------------
                               Name: Stephen Korn
                               Title:   Secretary


                               RESOURCES CONSERVATION CO. INTERNATIONAL



                               By: /s/Stephen Korn
                                   ---------------
                               Name: Stephen Korn
                               Title:   Secretary


                               SEPARATION TECHNOLOGY INC.



                               By: /s/Ark W. Pang
                                   --------------
                               Name: Ark W. Pang
                               Title:   President


                               SIEVERS INSTRUMENTS, INC.



                               By: /s/Stephen Korn
                                   ---------------
                               Name: Stephen Korn
                               Title:   Secretary

                                   SCHEDULE 1
                   Bank Commitments and Commitment Percentages


------------------------------------------------ --------------------

Domestic and LIBOR        Revolving    Credit  Revolving Credit
Lending Office            Commitment           Commitment Percentage
---------------------------------------------- ----------------------
Fleet National Bank       $25,000,000.01       50.00000%
100 Federal Street
Boston, MA 02110
Attn:  John C. Dunne
Senior Vice President
---------------------------------------------- ----------------------
Bank of America, N.A.     $8,333,333.33        16.66667%
231 South LaSalle
Ill 1231-06-46
Chicago, IL 60697
Attn: Helen Perry
---------------------------------------------- ----------------------
JPMorgan Chase Bank       $8,333,333.33        16.66667%
999 Broad Street
Bridgeport, CT 06604
Attn: Neil Sweeny
Vice President
---------------------------------------------- ----------------------
Mellon Bank, N.A.         $8,333,333.33        16.66667%
One Boston Place
AIM 024 0061
Sixth Floor
Boston. MA 02108
Attn: Eliot Klein
Vice President
---------------------------------------------- ----------------------
TOTAL                     $50,000,000          100.00000%
---------------------------------------------- ----------------------